Exhibit 15

ACCOUNTANTS’ ACKNOWLEDGEMENT

The Board of Directors

Foot Locker, Inc.:

We hereby acknowledge our awareness of the use of our report dated June 12, 2019 related to our review of interim financial information in the following Registration Statements:

-Form S-8 No. 33-10783

-Form S-8 No. 33-91888

-Form S-8 No. 33-91886

-Form S-8 No. 33-97832

-Form S-8 No. 333-07215

-Form S-8 No. 333-21131

-Form S-8 No. 333-62425

-Form S-8 No. 333-33120

-Form S-8 No. 333-41056

-Form S-8 No. 333-41058

-Form S-8 No. 333-74688

-Form S-8 No. 333-99829

-Form S-8 No. 333-111222

-Form S-8 No. 333-121515

-Form S-8 No. 333-144044

-Form S-8 No. 333-149803

-Form S-3 No. 33-43334

-Form S-3 No. 33-86300

-Form S-3 No. 333-64930

-Form S-8 No. 333-167066

-Form S-8 No. 333-171523

-Form S-8 No. 333-190680

-Form S-8 No. 333-196899

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered a part of the registration statement prepared or certified by an independent registered public accounting firm or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York

June 12, 2019